As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPYRE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4312787
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

221 Crescent Street

Building 23

Suite 105

Waltham, Massachusetts 02453

(617) 651-5940

(Address of Principal Executive Offices, Zip Code)

Spyre Therapeutics, Inc. 2016 Equity Incentive Plan, As Amended and Restated

Spyre Therapeutics, Inc. 2016 Employee Stock Purchase Plan, As Amended and Restated

(Full title of the plans)

Heidy King-Jones

Chief Legal Officer and Corporate Secretary

Spyre Therapeutics, Inc.

221 Crescent Street

Building 23

Suite 105

Waltham, Massachusetts 02453

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ryan Murr

Branden Berns

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 3000

San Francisco, CA 94111

(415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Spyre Therapeutics, Inc. (f/k/a Aeglea BioTherapeutics, Inc.) (the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, to register an additional (i) 3,023,650 shares of common stock, par value $0.0001 per share (“Common Stock”), issuable under the Registrant’s Equity Incentive Plan (as amended and restated, the “2016 Plan”) and (ii) 360,571 shares of Common Stock, issuable under the Registrant’s 2016 Employee Stock Purchase Plan (as amended and restated, the “ESPP”), pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans.

The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on

April 7, 2016 (Registration No. 333-210633), March  23, 2017 (Registration No. 333-216903), March  13, 2018 (Registration No. 333-223614), March  7, 2019 (Registration No. 333-230137), February  24, 2020 (Registration No. 333-236584), March  18, 2021 (Registration No. 333-254430), March  8, 2022 (Registration No. 333-263357), March  2, 2023 (Registration No. 333-270208), and December  22, 2023 (Registration No. 333-276256), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements with respect to the 2016 Plan and the ESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item	1. Plan Information.

The documents containing the information required by Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Company, effective as of November 28, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 28, 2023).

4.2	Amended and Restated Bylaws of the Company, effective as of February 1, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 5, 2024).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Spyre Therapeutics, Inc. 2016 Equity Incentive Plan, As Amended and Restated Effective November 21, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed on December 22, 2023).

99.2	Spyre Therapeutics, Inc. 2016 Employee Stock Purchase Plan, as amended by the First Amendment on January 31, 2024 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed on February 29, 2024).

107	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on this 29th day of February, 2024.

SPYRE THERAPEUTICS, INC.

By:	/s/ Cameron Turtle, DPhil
Name:	Cameron Turtle, DPhil
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Cameron Turtle and Mr. Scott Burrows, jointly and severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Cameron Turtle, DPhil Cameron Turtle, DPhil	Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024

/s/ Scott Burrows Scott Burrows	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 29, 2024

/s/ Russell J. Cox Russell J. Cox	Chairman of the Board	February 29, 2024

/s/ Jeffrey W. Albers Jeffrey W. Albers	Director	February 29, 2024

/s/ Peter Harwin Peter Harwin	Director	February 29, 2024

/s/ Michael Henderson, M.D. Michael Henderson, M.D.	Director	February 29, 2024

/s/ Tomas Kiselak Tomas Kiselak	Director	February 29, 2024

/s/ Mark McKenna Mark McKenna	Director	February 29, 2024

/s/ Laurie Stelzer Laurie Stelzer	Director	February 29, 2024